Corporate Affairs One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	Exhibit 99.1

FOR IMMEDIATE RELEASE	November 4, 2010

PG&E CORP. UPDATES INVESTORS ON SAN BRUNO PIPELINE TRAGEDY; ISSUES THIRD QUARTER RESULTS

    Utility’s Commitment to Local Recovery and Support Initiatives Reflected in a $238 Million Charge for the Quarter

(San Francisco) – PG&E Corporation (NYSE: PCG) reported today that its third quarter financial results include a charge totaling $238 million on a pre-tax basis, or $0.36 per share, related to the September 9, 2010 natural gas transmission pipeline accident in San Bruno, California.

The charge includes a $220 million provision for property damage, personal injury, and other legal claims arising from the accident, including the cost of the Rebuild San Bruno Fund established by PG&E in the days following the tragedy to provide ongoing support and assistance to residents and the city of San Bruno.  The company notes that costs associated with property damage, personal injury, and other legal claims could ultimately range from $220 million to as much as $400 million before factoring in any insurance recoveries.Consistent with accounting practice, the low end of this range was accrued in the third quarter.

The additional $18 million of costs associated with the accident reflected in the quarter’s results were incurred in connection with re-inspecting the company’s natural gas transmission lines, providing immediate support to the San Bruno community, and other activities following the accident.  The ultimate level of direct costs for these and other related activities could range from $100 million to $150 million through the end of 2011.

 “In keeping with the commitment that began the night of September 9th, PG&E has been working on multiple fronts to do the right thing for the families and the community affected by this terrible accident,” said Peter A. Darbee, Chairman, CEO, and President of PG&E Corporation.

Including the charges, net income after dividends on preferred stock (also called “income available for common shareholders”) was $258 million, or $0.66 per share, in the third quarter ended September 30, 2010, as reported in accordance with generally accepted accounting principles (GAAP).  This compares with $318 million, or $0.83 per share, in the same period last year.

On a non-GAAP basis, excluding the charges for the San Bruno accident, PG&E Corporation’s earnings from operations for the quarter were $398 million, or $1.02 per share.  In the same period last year, earnings from operations were $358 million, or $0.93 per share.

Earnings Guidance

PG&E Corporation is lowering its overall guidance on a GAAP-basis to reflect estimated costs associated with the San Bruno accident.  The guidance includes the full range for claims and direct costs discussed above.  It does not reflect any insurance recoveries, which may not occur until after 2011.  GAAP earnings guidance is now $2.72 to $2.92 per share for 2010 and $3.27 to $3.72 per share for 2011.

Non-GAAP guidance for earnings from operations is reaffirmed in the range of $3.35 to $3.50 per share for 2010 and is updated with a narrower range of $3.65 to $3.80 per share for 2011.  The upper end of the guidance for 2011 has been reduced by $0.05, to reflect the proposed settlement of the Utility’s 2011 General Rate Case, as well as other regulatory decisions.

Guidance is based on various assumptions, including that Pacific Gas and Electric Company maintains a ratemaking capital structure of 52 percent common equity on average and achieves a return on equity of at least 11.35 percent, while growing its asset base and achieving other operational objectives discussed in publicly available conference calls and presentations.
In addition to disclosing historical financial information and providing guidance on a GAAP basis, PG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations.  Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of results and guidance based on earnings from operations to results and guidance based on consolidated net income in accordance with GAAP).

Supplemental Financial Information:

•
In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information for the quarter will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

Conference Call with the Financial Community to Discuss Third Quarter Results:

•
Today’s call at 11:30 a.m., Eastern Time, is open to the public on a listen-only basis via webcast.  Please visit www.pgecorp.com for more information and instructions for accessing the webcast. The call will be archived on the website.  Also, a toll-free replay will be accessible shortly after the live call through 9:00 p.m., Eastern Time, on November 18, 2010, by dialing 866-415-9493.  International callers may dial 585-419-6446.  For both domestic and international callers, a confirmation code 23726 will be required to access the replay.

This press release and the tables contain forward-looking statements regarding management’s estimate of the  potential costs associated with the San Bruno accident and guidance for PG&E Corporation’s 2010 and 2011 earnings per share from operations that are based on current expectations and various assumptions that management believes are reasonable. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within authorized levels and timely recover its costs through rates;

•
the outcome of pending and future regulatory or legislative proceedings or investigations, including the investigations by the National Transportation Safety Board (“NTSB”) and the California Public Utilities Commission (“CPUC”) into the cause of the San Bruno accident and the safety of the Utility’s natural gas transmission pipelines in its northern and central California service territory, and whether  the Utility is required to incur costs to comply with regulatory or legislative mandates that it is unable to recover through rates or insurance;

•
the adequacy and price of electricity and natural gas supplies and whether the new day-ahead, hour-ahead, and real-time wholesale electricity markets established by the California Independent System Operator will continue to function effectively, the extent to which the Utility can manage and respond to the volatility of electricity and natural gas prices, and the ability of the Utility and its counterparties to post or return collateral;

•
explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and systems, and similar events that may occur while operating and maintaining an electric and natural gas system in a large service territory with varying geographic conditions that can cause unplanned outages, reduce generating output, damage the Utility’s assets or operations, subject the Utility to third-party claims for property damage or personal injury, or result in the imposition of civil, criminal, or regulatory fines or penalties on the Utility;

•
the impact of storms, earthquakes, floods, drought, wildfires, disease, and similar natural disasters, or acts of terrorism or vandalism, that affect customer demand or that damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology that include the development of alternative technologies that enable customers to increase their reliance on self-generation, or other reasons;

•
the occurrence of unplanned outages at the Utility’s two nuclear generating units at Diablo Canyon Power Plant (“Diablo Canyon”), the availability of nuclear fuel, the outcome of the Utility’s application to renew the operating licenses for Diablo Canyon, and potential changes in laws or regulations promulgated by the Nuclear Regulatory Commission or environmental agencies with respect to the storage of spent nuclear fuel, security, safety, or other matters associated with the operations at Diablo Canyon;

•
whether the Utility earns incentive revenues or incurs obligations under incentive ratemaking mechanisms, such as the CPUC’s incentive ratemaking mechanism relating to energy savings achieved through implementation of the utilities’ customer energy efficiency programs;

•	the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•
whether the Utility can successfully implement its program to install advanced meters for its electric and natural gas customers and integrate the new meters with its customer billing and other systems, the outcome of the independent  investigation ordered by the CPUC and the California Legislature into customer concerns about the new meters, and the ability of the Utility to implement various rate changes including “dynamic pricing” by offering electric rates that can vary with the customer’s time of use and are more closely aligned with wholesale electricity prices;

•
how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company and the extent to which the interpretation or enforcement of these conditions has a material impact on PG&E Corporation;

•
the extent to which PG&E Corporation or the Utility incurs costs in connection with third-party claims or litigation, including those arising from the San Bruno accident, that are not recoverable through insurance, rates, or from other third parties;

•	the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•
the loss of customers due to various forms of bypass and competition, including municipalization of the Utility’s electric distribution facilities, increasing levels of “direct access” by which consumers procure electricity from alternative energy providers, and implementation of “community choice aggregation,” which permits cities and counties to purchase and sell electricity for their local residents and businesses;

•	the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations; and

•	other factors and risks discussed in PG&E Corporation and the Utility’s 2009 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2010	2009	2010	2009
Operating Revenues
Electric	$2,857	$2,630	$7,882	$7,610
Natural gas	656	605	2,338	2,250
Total operating revenues	3,513	3,235	10,220	9,860
Operating Expenses
Cost of electricity	1,102	997	2,885	2,763
Cost of natural gas	182	134	924	879
Operating and maintenance	1,225	1,047	3,175	3,144
Depreciation, amortization, and decommissioning	501	450	1,420	1,298
Total operating expenses	3,010	2,628	8,404	8,084
Operating Income	503	607	1,816	1,776
Interest income	3	1	7	27
Interest expense	(167)	(174)	(510)	(533)
Other income, net	29	23	25	63
Income Before Income Taxes	368	457	1,338	1,333
Income tax provision	10	136	479	376
Net Income	261	321	859	957
Preferred stock dividend requirement of subsidiary	3	3	10	10
Income Available for Common Shareholders	$258	$318	$849	$947
Weighted Average Common Shares Outstanding, Basic	390	370	378	367
Weighted Average Common Shares Outstanding, Diluted	392	388	391	386
Net Earnings Per Common Share, Basic	$0.66	$0.84	$2.22	$2.53
Net Earnings Per Common Share, Diluted	$0.66	$0.83	$2.19	$2.49
Dividends Declared Per Common Share	$0.46	$0.42	$1.37	$1.26

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (GAAP)
Third Quarter and Year-to-Date, 2010 vs. 2009
(in millions, except per share amounts)

	Three months ended September 30,				Nine months ended September 30,

	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2010	2009	2010	2009	2010	2009	2010	2009

PG&E Corporation Earnings from Operations (1)	$398	$358	$1.02	$0.93	$1,054	$919	$2.73	$2.41
Items Impacting Comparability: (2)
Statewide ballot initiative (3)	-	-	-	-	(45)	-	(0.12)	-
Federal healthcare law (4)	1	-	-	-	(19)	-	(0.05)	-
San Bruno accident (5)	(141)	-	(0.36)	-	(141)	-	(0.37)	-
Tax refund (6)	-	10	-	0.03	-	66	-	0.18
Recovery of hydro divestiture costs (7)	-	-	-	-	-	28	-	0.07
Accelerated work on gas system (8)	-	(16)	-	(0.04)	-	(32)	-	(0.08)
Severance costs (9)	-	(34)	-	(0.09)	-	(34)	-	(0.09)
PG&E Corporation Earnings on a GAAP basis	$258	$318	$0.66	$0.83	$849	$947	$2.19	$2.49

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.
For the nine months ended September 30, 2010, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (Utility) contributed $45 million, after-tax, to support Proposition 16 - The Taxpayers Right to Vote Act.

4.	For the nine months ended September 30, 2010, the Utility recorded a charge of $19 million, after-tax, triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

5.
For the three and nine months ended September 30, 2010, the Utility recorded a charge of $141 million, after-tax, for the San Bruno accident, including estimated third-party claims for personal injury and property damage claims, other damage claims, and costs incurred in responding to the event.

6.	For the three and nine months ended September 30, 2009, PG&E Corporation recognized $10 million and $66 million, after-tax, respectively, for the interest benefit of a tax settlement.

7.
For the nine months ended September 30, 2009, the Utility recognized income of $28 million, after tax, for the recovery of costs previously incurred in connection with its hydroelectric generation facilities.

8.
For the three and nine months ended September 30, 2009, the Utility incurred $16 million and $32 million, after-tax, respectively, for costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

9.	For the three and nine months ended September 30, 2009, the Utility accrued $34 million, after-tax, of severance costs related to the elimination of approximately 2% of its workforce.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
Third Quarter and Year-to-Date, 2010 vs. 2009
(in millions)

	Three months ended September 30,		Nine months ended September 30,

	Earnings		Earnings
	2010	2009	2010	2009
Pacific Gas and Electric Company Earnings from Operations (1)	$402	$374	$1,063	$929
Items Impacting Comparability: (2)	-	-	-	-
Statewide ballot initiative (3)	-	-	(45)	-
Federal healthcare law (4)	1	-	(19)	-
San Bruno accident (5)	(141)	-	(141)	-
Tax refund (6)	-	26	-	82
Recovery of hydro divestiture costs (7)	-	-	-	28
Accelerated work on gas system (8)	-	(16)	-	(32)
Severance costs (9)	-	(34)	-	(34)
Pacific Gas and Electric Company Earnings on a GAAP basis	$262	$350	$858	$973

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.	For the nine months ended September 30, 2010, the Utility contributed $45 million, after-tax, to support Proposition 16 - The Taxpayers Right to Vote Act.

4.	For the nine months ended September 30, 2010, the Utility recorded a charge of $19 million, after-tax, triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

5.
For the three and nine months ended September 30, 2010, the Utility recorded a charge of $141 million, after-tax, for the San Bruno accident, including estimated third-party claims for personal injury and property damage claims, other damage claims, and costs incurred in responding to the event.

6.	For the three and nine months ended September 30, 2009, the Utility recognized income $26 million and $82 million, after-tax, respectively, for the interest benefit of a tax settlement.

7.
For the three and nine months ended September 30, 2009, the Utility recognized $28 million, after-tax, for the recovery of costs previously incurred in connection with its  hydroelectric generation facilities.

8.
For the three and nine months ended September 30, 2009, the Utility incurred $16 million and $32 million, respectively, after-tax, of costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work..

9.	For the three and nine months ended September 30, 2009, the Utility accrued $34 million, after-tax, of severance costs related to the reduction of approximately 2% of its workforce.

Key Drivers of PG&E Corporation Earnings per Common Share from Operations
Third Quarter and Year-to-Date, 2010 vs. 2009
($/Share, Diluted)

Q3 2009 EPS from Operations (1)	$0.93

Increase in rate base revenues	0.07
Disability Expense	0.02
Miscellaneous items	0.03

Increase in shares outstanding	(0.02)
Severance Costs	(0.01)
Q3 2010 EPS from Operations (1)	$1.02

Q3 2009 YTD EPS from Operations (1)	$2.41

Increase in rate base revenues	0.17
Nuclear Refueling Outage	0.08
Severance Costs	0.02
Uncollectibles expense, net	0.02
Environmental liability	0.01
Disability Expense	0.02
Miscellaneous items	0.07

Increase in shares outstanding	(0.04)
Storm and outage expenses	(0.03)
Q3 2010 YTD EPS from Operations (1)	$2.73

1.	See the preceding tables for a reconciliation of EPS from operations to EPS on a GAAP basis.

PG&E Corporation EPS Guidance

2010 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.35	$3.50

Estimated Items Impacting Comparability (1)
Statewide ballot initiative (2)	(0.12)	(0.12)
Federal healthcare law (3)	(0.05)	(0.05)
San Bruno accident (4)	(0.46)	(0.41)
Estimated EPS on a GAAP Basis	$2.72	$2.92

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.65	$3.80

Estimated Items Impacting Comparability (1)
San Bruno accident (4)	(0.38)	(0.08)

Estimated EPS on a GAAP Basis	$3.27	$3.72

1.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in Accordance with GAAP.
2.	Costs related to Proposition 16 – The Taxpayers’ Right to Vote Act.
3.	Reduction in the deferred tax asset corresponding to the loss of tax deductibility of Medicare Part D federal subsidies.
4.	Estimated third-party claims for personal injury and property damage claims, other damage claims, and costs incurred in responding to the San Bruno accident.

Management's guidance for PG&E Corporation’s 2010 and 2011 EPS from operations constitute forward-looking statements that are based on current expectations and assumptions that management believes are reasonable. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control. For a discussion of the factors that could cause actual results to differ materially see the factors listed in the attached press release and the discussion of risk factors in PG&E Corporation’s and Pacific Gas and Electric Company’s 2009 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.